Exhibit 99.1

[LOGO OF ATMEL]

                              N E W S  R E L E A S E

          ATMEL REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2006 COMPANY REPORTS Q1 NET INCOME OF $9.2 MILLION, OR $0.02 PER DILUTED SHARE

SAN JOSE, CA, April 25, 2006 . . . Atmel(R) Corporation (Nasdaq: ATML), a global leader in the development and fabrication of advanced semiconductor solutions, today announced financial results for the first quarter ended March 31, 2006.

Revenues for the first quarter of 2006 totaled $436.8 million, a sequential increase of 2.8% compared to the $425.2 million reported in the fourth quarter of 2005, and a 4.0% increase compared to the $419.8 million reported in the first quarter of 2005. Net income for the first quarter of 2006 totaled $9.2 million or $0.02 per diluted share and included $3.4 million of stock-based compensation expense due to the implementation of SFAS 123(R), effective January 1, 2006. These results compare to a net income of $53.8 million (including a $43.1 million arbitration award) or $0.11 per share for the fourth quarter of 2005, and a net loss of $43.0 million or $0.09 per share for the first quarter of 2005.

 "We are very pleased to have delivered another quarter of strong financial results highlighted by revenue growth and positive earnings momentum," stated George Perlegos, Atmel's President and Chief Executive Officer. "For the first quarter, we saw record shipments of our proprietary AVR(R) microcontroller as we introduced our new 32-bit and picoPower(R) AVR architecture."

"Continuing to build on our balance sheet strength during the quarter, our cash and short-term investments position improved by $50 million while we reduced total liabilities by $7 million, " said Robert Avery, Atmel's Vice President Finance and Chief Financial Officer. "Our goal is to continue to achieve sustainable and profitable growth in those areas that build on our core strengths in microcontrollers, RF and security."

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          Atmel Corporation o 2325 Orchard Parkway o San Jose CA 95131
                   o Phone (408) 441-0311 o Fax (408) 487-2600

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OUTLOOK

The Company anticipates that for the second quarter of 2006, revenues should be up 1 to 3% on a sequential basis. Gross margins should be in the range of 31 to 33%. Additionally, R&D expense should be approximately $71 to $73 million, while SG&A expense should be between $48 and $50 million. Stock-based compensation, expected to total about $3 million, is included in these estimates. Net interest expense for the second quarter should be approximately $3 million, while the income tax provision should be in the range of $5 to $7 million. Depreciation and amortization is expected to be $58 to $60 million.

TELECONFERENCE

Atmel will hold a teleconference for the financial community at 2:00 p.m. PDT today to discuss first quarter financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405. The conference ID number is 7700382 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 2 p.m. PDT start time to ensure a timely connection. The webcast link is located at http://www.atmel.com/ir/ and will be archived for 12 months.

A replay of the April 25 conference call will be available the same day at approximately 5:00 p.m. PDT and will run for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The passcode is 7700382.

Information in this release regarding Atmel's forecasts, outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about Atmel's expected second quarter 2006 operating results, including revenues, gross margins, operating expenses, demand levels and market conditions. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new technologies, ability to ramp new products into volume, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets, and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K, filed on March 16, 2006 and subsequent Form 10-Q reports.

Contact: Robert Pursel, Director of Investor Relations, 408-487-2677

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                                ATMEL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------
Net revenues                                       $    436,784    $    419,777

OPERATING EXPENSES
       Cost of revenues                                 295,498         332,775
       Research and development                          70,698          68,721
       Selling, general and administrative               47,166          52,316
       Restructuring charges                                202               -
                                                   ------------    ------------
               Total operating expenses                 413,564         453,812
                                                   ------------    ------------

Income (loss) from operations                            23,220         (34,035)
Interest and other (expenses), net                       (6,375)         (3,923)
                                                   ------------    ------------
Income (loss) before income taxes                        16,845         (37,958)
Provision for income taxes                               (7,606)         (5,063)
                                                   ------------    ------------

Net income (loss)                                  $      9,239    $    (43,021)
                                                   ============    ============

Basic net income (loss) per share                  $       0.02    $      (0.09)

Diluted net income (loss) per share                $       0.02    $      (0.09)

Shares used in basic net income (loss) per share
calculation                                             485,575         479,609

Shares used in diluted net income (loss) per
share calculation                                       490,819         479,609

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                                ATMEL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                     MARCH 31,    DECEMBER 31,
                                                       2006           2005
                                                   ------------   ------------
CURRENT ASSETS
  Cash and cash equivalents                        $    343,400   $    300,323
  Short-term investments                                 54,774         47,932
  Accounts receivable, net                              253,261        235,341
  Inventories                                           316,730        309,702
  Other current assets                                   93,654        105,407
                                                   ------------   ------------
      Total current assets                            1,061,819        998,705
Fixed assets, net                                       862,427        890,948
Intangible and other assets                              36,533         37,692
      Total assets                                 $  1,960,779   $  1,927,345
                                                   ============   ============
CURRENT LIABILITIES
  Current portion of long-term debt                $    104,783   $    112,107
  Convertible notes                                     144,085        142,401
  Trade accounts payable                                150,009        140,717
  Accrued and other liabilities                         207,512        201,398
  Deferred income on shipments to distributors           19,643         18,345
                                                   ------------   ------------
      Total current liabilities                         626,032        614,968
Long-term debt less current portion                     116,873        133,184
Convertible notes less current portion                      299            295
Other long-term liabilities                             236,838        238,607
                                                   ------------   ------------
      Total liabilities                                 980,042        987,054
                                                   ------------   ------------

Stockholders' equity                                    980,737        940,291
                                                   ------------   ------------
      Total liabilities and stockholders' equity   $  1,960,779   $  1,927,345
                                                   ============   ============

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